State of Delaware Secretary of State Division of Corporations Delivered 06:45 PM 01/15/2004 FILED 05:23 PM 01/15/2004 SRV 040032969 - 3751407 FILE CERTIFICATE OF INCORPORATION Exhibit 3.13 OF TEAC AEROSPACE TECHNOLOGIES, INC. FIRST: The name of the Corporation is TEAC Aerospace Technologies, Inc. SECOND: The registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL"). FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (1 0,000) shares designated as common stock and the par value of each such share of common stock is one cent ($0.01) per share. FIFTH: The name and mailing address of the incorporator are Michael L. Kaplan, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016. SIXTH: The number of directors which shall comprise the initial Board of Directors of the Corporation shall be two (2). The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law. SEVENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. EIGHTH: A· director of the Corporation shall not be liable to the Corporation or its stockholders for monetary daniages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. NINTH: Subject to the power of the stockholders of the Corporation to adopt, amend, or repeal any Bylaw made by the Board of Directors, the Board of Directors is expressly authorized and empowered to adopt, amend, or repeal the Bylaws of the Corporation. TENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences phx -siV() l \1431695v() I \53291.010300 and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article. IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove stated, set my hand this 15th day of January, 2004. Is/ Michael L. Kaplan Michael L. Kaplan, Incorporator phx.-srv01\143169Sv01 \53291.010300 2

State of Delaware Secretary of State Division of Corporations Delivered 01:06PM 04/23/2008 FILED 12: 04 PM 04/23/2008 SRV 080461958 - 3751407 FILE CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT OF TEAC AEROSPACE TECHNOLOGIES, INC. It is hereby certified that: 1. The name of the corporation (hereinafter called the "corporation") is: TEAC AEROSPACE TECHNOLOGIES, INC. 2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. 3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business oflice of which is identical with the registered office of the corporation as hereby changed. 4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors. Signed on April 23 , 2008 Is/ Vincent M. Lichtenberger Name: Vincent M. Lichtenberger Title: Secretary

State of Delaware Secretary of State Division o£Corporations Delivered 12:48 PM 08/ 06/2012 FILED 11 : 42 AM 08/ 06/2012 STATE OF DELAWARE · SRV 120907438 - 3751407 FILE CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows: 1. The name of the corporation is: TEAC Aerospace Technologies, Inc. 2. The Registered Office of the corporation in the State of Delaware is changed to: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company. 3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation. . • ' , :. ;~ By: /s/ Salvina Amenta-Gray Assistant Secretary Name:_ Salvina Amenta-Gray